Exhibit 10.26

                                 PROMISSORY NOTE

Place:     Westminster, CO

The Sum of  $55,000.00                             Date:     September 21, 1999

FOR VALUE RECEIVED, Corgenix Medical Corporation (hereinafter, "CORGENIX" or the "Company") promises to pay to the order of Transglobal Financial Corporation (hereinafter "TGF") at 1800 Century Park East, Suite 600, Los Angeles, CA 90067 or at such other place as the holder of this Note may from time to time designate, in lawful money of the United States of America, the principal sum of fifty five thousand and 00/100 dollars ($55,000.00). The following terms shall apply to this Note.

1. Repayment. Payment of principal and interest shall be made in twelve monthly installments with the first payment to be made at the execution of the Note by both parties.

2. Interest Rate. Interest shall accrue on the principal balance at the rate of 10.25% (ten and one quarter percent) per annum, computed on a daily basis.

3. Optional Prepayment. The Company may prepay this Note in whole or in part at any time or from time to time without penalty or additional interest.

4.    Event of Default. As used herein the term "Event of Default" shall mean
(a) a failure to make any payment of any amount required to be paid pursuant to this Note on the date such payment is due under this Note; (b) failure of the Company after request by TGF to permit the inspection of the Company's Records; (c) issuance of any injunction or of an attachment or judgment against any property of the Company which is not discharged  within thirty (30)
days after  issuance; (d)  the  insolvency  of  the  Company,   or  the  filing
of  any   bankruptcy, reorganization, debt arrangement or other proceeding or case against the Company under any bankruptcy or insolvency law or commencement of any dissolution or liquidation proceeding against the Company, any of which is either consented toor acquiesced in by the Company or remains undismissed for sixty (60) days after the date of entry or the commencement by the Company of a voluntary case under the federal bankruptcy laws or any state insolvency or similar laws, or the consent by the Company to the appointment of a receiver, liquidator, assignee, trustee, custodian or similar official for the Company or any of its, his or her property, as the case may be, or the Company's making any assignment for the benefit of creditors or the failure by the Company generally to pay the Company's debts as they become due; or (e) default in the performance of any obligation, covenant or agreement contained or referred to herein or in the Note.

5. Acceleration Upon Event of Default. Upon the occurrence of an Event of Default, TGF may, at its option, in its sole and absolute discretion and without notice or demand, declare the entire unpaid balance of principal plus accrued interest immediately due and payable.

6. Expenses of Collection. Should this Note be referred to an attorney for collection, whether or not judgment has been confessed or suit has been filed, the Company shall pay all of TGF's actual costs, fees (including reasonable attorneys' fees) and expenses resulting from such referral.

7. Waiver of Protest. The Company hereby waives presentment, notice of dishonor and protest.

8. Waiver. No failure or delay by the holder hereof to insist upon the strict performance of any term, provision, or agreement of this Note, or to exercise any right, power or remedy consequent upon a breach thereof shall constitute a waiver of any such term, provision or agreement or of any such breach, or preclude the holder hereof from exercising any such right, power or remedy at any later time or times. By accepting payment after the due date of any amount payable under this Note, the holder hereof shall not be deemed to have waived the right either to require prompt payment when due of all other amounts due under this Note, or to declare a default hereunder.

9. Headings. The section headings in this Note are for reference only, and shall not limit or otherwise affect any of the terms hereof.

10.Choice of Law. This Note is executed in and shall be governed, construed and enforced in accordance with the laws of the State of Colorado.

11.Binding Effect. This Note shall be binding upon the Company and its successors and assigns.

IN WITNESS WHEREOF, the undersigned has executed this Note under seal, with the intention that it be a sealed instrument on the day and year first above written.

                               CORGENIX MEDICAL PRODUCTS, INC.


                               By:  _s/Douglass T. Simpson
                                    Douglass T. Simpson, President


                               Transglobal Financial Corporation:


                                    __s/Mike M. Mustafoglu
                                    Mike M. Mustafoglu, President



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